UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

__________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: July 26, 2005

(Date of earliest event reported)

Opta Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-24999	52-1947160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Bayshore Highway, Suite 740, Burlingame, CA

94010

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code: (650) 579-3610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On July 26, 2005, Opta Corporation (“Opta”) entered into a series of transactions involving and relating to its wholly-owned subsidiary Opta Systems, LLC, doing business as GoVideo (“GoVideo”).  Each of such transactions was conditioned upon each other and the consummation of such transactions was deemed to occur simultaneously.

Pursuant to a loan participation agreement dated July 26, 2005 (the “Participation Agreement”) between Opta and GoVideo’s senior lender, Wells Fargo Business Credit, Inc., (“Wells”), Opta acquired an 80% participation interest in GoVideo’s current credit facility under the Credit and Security Agreement dated as of July 21, 2003, as amended to date (the “Wells Credit Agreement”) between GoVideo and Wells.  The maximum amount of the line of credit is $4,000,000.  Wells retained the remaining 20% interest in the Wells Credit Agreement.  Concurrently with the purchase of the participation and the deposit by Opta of $800,000 in cash collateral to secure its obligations under its guaranty of the Wells Credit Agreement, Wells released its lien on the intellectual property assets of GoVideo under the Wells Credit Agreement.  The Participation Agreement will terminate at such time that Wells receives payment in full of all obligations due under the Wells Credit Agreement.

Pursuant to a forbearance agreement dated July 22, 2005, between GoVideo and Wells (the “Forbearance Agreement”), Wells agreed to forbear from exercising its rights and remedies with respect to existing defaults under the Wells Credit Agreement from the date of the agreement through October 31, 2005 and modify certain terms of the Credit Agreement, including reducing the maximum line of credit to $4,000,000 and waiving the termination fee.  Wells also agreed that defaults by GoVideo under financial covenants in the Wells Credit Agreement and with respect to material adverse changes will not constitute new defaults under that agreement.  As a condition to the forbearance by Wells, GoVideo agreed to pay to Wells a fee of $300,000, $150,000 of which is to be paid on September 2, 2005 and $150,000 of which is to be paid on October 2, 2005, and Opta agreed to enter into the Participation Agreement and to deposit $800,000 in cash collateral to secure Opta’s guaranty as described above.

Pursuant to a purchase and sale agreement dated July 26, 2005 (the “TCLMM Agreement”) among GoVideo, TCL Multimedia Technology Holdings Limited, a Cayman Islands company with shares listed on the Stock Exchange of Hong Kong Limited (“TCLMM”), TCL Industries (H.K.) Holdings Limited (“TCLI”), Asia Focus Industrial Limited (“Asia Focus”) and Opta, TCLMM agreed to assume the debt obligations owed by GoVideo to TCLI and Asia Focus under three promissory notes, with obligations totaling approximately $11,000,000 at July 26, 2005 (“Existing Obligations”).  The Existing Obligations were previously guaranteed by Opta, and secured by Opta’s pledge of 100% of the Common Stock and Series D Preferred Stock of Correlant Communications, Inc., a non-operating subsidiary of Opta (“Correlant”), held by Opta.  Pursuant to the TCLMM Agreement, TCLI and Asia Focus released Opta’s obligations as guarantor under the Existing Obligations and released Opta’s pledge of the Correlant shares.

In consideration for TCLMM’s assumption of the Existing Obligations, GoVideo (i) assigned to TCLMM all of GoVideo’s right, title and interest in and to certain significant intellectual property assets of GoVideo (the “GoVideo IP”) and (ii) issued a promissory note in favor of TCLMM (the “TCLMM Note”) for a principal amount of $1,000,000, representing the difference between the value of the GoVideo IP, as determined by a third-party appraiser, and the Existing Obligations assumed by TCLMM.  Under the TCLMM Agreement, the principal amount of the TCLMM Note may be adjusted upon the completion of a second third-party appraisal of the GoVideo IP, to be completed within 90 days.

The TCLMM Note bears interest at a rate of 0.257% per month and all principal and interest under the TCLMM Note is due and payable on January 26, 2006.  Pursuant to the agreement, GoVideo granted to TCLMM a subordinated lien on all of GoVideo’s assets, as security for the TCLMM Note, junior to the lien under the Wells Credit Agreement.  In addition, Opta agreed to guaranty GoVideo’s obligations under the TCLMM Note pursuant to a Guaranty dated July 26, 2005.

Under the TCLMM Agreement, TCLMM granted to GoVideo a 90-day, non-exclusive, worldwide license to use the GoVideo IP on a royalty-free basis.  GoVideo and TCLMM agreed to negotiate in good faith within such 90-day period, the terms of a longer term license agreement for GoVideo to use the GoVideo IP for its continuing operations.  If the parties cannot agree on the terms of and do not enter into such longer term license agreement within the 90-day period, GoVideo will be unable to continue and will have to cease its business operations.

On July 26, 2005, Opta entered into a loan and security agreement with Correlant (the “Loan Agreement”) whereby Correlant loaned to Opta the principal amount of $5,000,000.  The loan bears interest at a rate of 2.75% per annum, with a maturity date of December 31, 2005.  The loan is secured by 6,000 shares of Correlant Series D Preferred Stock held by Opta.  Opta owns a majority of the outstanding stock of Correlant.  As previously reported, on July 18, 2005, the Board of Directors of Correlant approved the dissolution of Correlant, pending approval by the Correlant stockholders.  Opta anticipates that it will receive approximately $11 million in liquidation distributions after payment of liquidation-related fees and expenses.

TCLMM and Asia Focus are affiliates of TCLI, a stockholder controlling a majority of the outstanding shares of Opta.  Two of Opta’s directors, Messrs. Li Dongsheng and Vincent Yan, are affiliated with TCLI, TCLMM and Asia Focus.  The remaining two members of the Opta Board of Directors, Professor Zuoquan Lin and Mr. James Jian Liu, who are not affiliated with TCLI or its affiliates, participated in the negotiations and separately approved the transaction on behalf of the Opta Board of Directors.

Item 2.01 – Completion of Disposition of Assets

See discussion in paragraphs 5 and 9 under Item 1.01 with respect to the sale of the GoVideo IP.

Item 2.03 – Creation of a Direct Financial Obligation of a Registrant

See discussion in paragraph 2 under Item 1.01 with respect to Opta’s entering into the Participation Agreement, paragraph 3 under Item 1.01 with respect to GoVideo’s entering into the Forbearance Agreement, paragraph 6 under Item 1.01 with respect to GoVideo’s issuing the TCLMM Note and paragraph 8 under Item 1.01 with respect to Opta’s entering into the Loan Agreement with Correlant.

Item 8.01 – Other Events

Following the consummation of the above-described transactions, Opta will continue to take steps to further reduce costs of GoVideo, including making significant reductions in staff, eliminating some of its current activities, negotiating with its creditors and making increased efforts to collect on outstanding receivables.

Forward Looking Statements.  The statements in this Form 8-K Current Report concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties.  Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements.  These forward-looking statements are based on our management’s current views and assumptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opta Corporation

Date:

July 29, 2005

By:  /s/ Vincent Yan

Vincent Yan
President and CEO